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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Loronix Information Systems, Inc.:

We consent to the use of our report on the consolidated financial statements of Loronix Information Systems, Inc. and subsidiary as of December 31, 1999 and each of the years in the two-year period ended December 31, 1999, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus and registration statement.

                                          /s/ KPMG LLP
                                          KPMG LLP

San Diego, California
May 12, 2000